UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2010, Dean A. Chin became Chief Accounting Officer and Corporate Controller of the Company. Mr. Chin, 41, was also elected Senior Vice President. Mr. Chin joined the Company in April 2008 and served as Vice President and Assistant Controller of the Company from June 2008. Prior to joining the Company, he was Director of Finance, Reader’s Digest Association, Inc. from March 2005 to March 2008, and was Senior Manager, Audit and Business Advisory Services, Ernst & Young, LLP from July 2001 to January 2005.

Mr. Chin has entered into an employment agreement with the Company, under which he is compensated at a base salary set by the Company, eligible for a bonus in accordance with the bonus incentive program, and eligible to participate in the Company’s equity grant program. He is subject to a number of restrictive covenants, including post-employment non-disclosure, post-employment non-solicitation of employees and customers, non-disparagement, and post-employment non-competition restrictions. Mr. Chin may terminate his agreement with 60 days written notice. Mr. Chin’s agreement does not have a specific term, and the Company may terminate the agreement at any time. In the event he is terminated without a good faith determination of “cause” as defined in the agreement, he will be eligible for severance pay and other benefits in accordance with the ABM Severance Program in effect at the time of such termination. In those circumstances under the ABM Severance Program currently in effect, Mr. Chin would be eligible for payments of 12 months base salary and target bonus, as well as payment of the Company’s portion of medical benefits for employees for that period, and up to 12 months of outplacement services.

Mr. Chin’s base compensation is $275,000 annually and he will be eligible for a target bonus equal to 33.3% percent of his annual base salary. Mr. Chin is eligible to participate in the 2006 Equity Incentive Program, as amended and restated, as approved by the Compensation Committee of the Company’s Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated June 3, 2010, announcing Dean A. Chin’s appointment as Senior Vice President, Controller and Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: June 4, 2010	By:	/s/ Sarah H. McConnell
Sarah H. McConnell Senior Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release issued by ABM Industries Incorporated, dated June 3, 2010, announcing appointment of Dean A. Chin as Chief Accounting Officer, Controller and Senior Vice President.